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                                                                    EXHIBIT 21.1

                             SUBSIDIARIES OF THE COMPANY

The following corporations are direct or in-direct wholly-owned subsidiaries of Brunswick Corporation:

                                                            Place of
                                                          Incorporation
                                                          -------------

American Outdoor Recreation, Inc.                           Delaware
Appletree Ltd.                                              Bermuda
Baja Marine Corporation                                     Delaware
Bayliner Marine Corporation                                 Delaware
Boston Whaler, Inc.                                         Delaware
Brunswick AG                                                Switzerland
Brunswick Bowling & Billiards Corporation                   Delaware
Brunswick Bowling & Billiards Mexico,                       Mexico
   S.A. de C.V.
Brunswick Bowling & Billiards (U.K.) Limited                England
Brunswick Bowling e Billiards Industria e                   Brazil
   Comercia Ltda.
Brunswick Bowling GmbH                                      West Germany
Brunswick Bowling Pin Corporation                           Delaware
Brunswick Centres, Inc.                                     Ontario
Brunswick GmbH                                              West Germany
Brunswick International (Canada) Limited                    Ontario
Brunswick International GmbH                                West Germany
Brunswick International Holdings, Inc.                      Delaware
Brunswick International Limited                             Delaware
Brunswick International Sales Corporation                   U.S. Virgin Islands
Brunswick Technology Corporation                            Delaware
Centennial Assurance Company, Ltd.                          Bermuda
DBA Products Co., Inc.                                      Illinois
Escort Trailer Corporation                                  Washington
Igloo Holdings Inc.                                         Delaware
Igloo Products Corp.                                        Delaware
Jupiter Marine, Inc.                                        Delaware
Leiserv, Inc.                                               Delaware
Life Fitness (U.K.) Limited                                 United Kingdom
Marine Power Australia Pty. Limited                         Australia
Marine Power Europe, Inc.                                   Delaware
Marine Power International Limited                          Delaware
Marine Power International Pty. Limited                     Delaware
Marine Power Italia S.p.A.                                  Italy
Marine Power New Zealand Limited                            Delaware
Marine Xpress Corporation                                   Delaware
Mercury Marine Limited                                      Ontario
Mercury Marine Sdn Bhd                                      Malaysia

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                                                               Place of
                                                            Incorporation
                                                            -------------

Normalduns B.V.                                             Netherlands
OBC International Holdings Inc.                             Delaware
Productos Marine de Mexico, S.A. de C.V.                    Mexico
Quality Bowling Corporation                                 California
Ray Industries, Inc.                                        Arizona
SBC International Holdings Inc.                             Delaware
Sea Ray Boats Europe B.V.                                   Netherlands
Sea Ray Boats, Inc.                                         Arizona
Sea Ray Boats, Inc.                                         Florida
Skokie Investment Corporation                               Delaware
Starcraft Power Boats Corp.                                 Delaware
Wintergreen Finance, Inc.                                   Delaware
Zebco Corporation                                           Delaware
Zebco Sales Corporation                                     Delaware
Zebco Sports Deutschland GmbH                               Germany
Zebco Sports France S.A.                                    France


In addition, Brunswick Corporation owns 50% of the outstanding stock of Nippon Brunswick Kabushiki Kaisha, a Japanese corporation.

The names of a number of subsidiaries have been omitted. Such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.